Exhibit 99.1

Northern Oil and Gas, Inc. Announces Accretive Acquisition in the Core of the Williston Basin

HIGHLIGHTS

•	Production from the Assets is expected to average 6,600 Boe per day (2-stream) during the second half of 2019

•	The Assets consist of 86.9 net producing wells, 2.7 net wells in process and 47.5 net undrilled locations within approximately 18,000 net acres in the core of the Williston Basin

•	The Assets are expected to be accretive to earnings, cash flow per share, and future drilling inventory and will strengthen Northern’s free cash flow profile

MINNEAPOLIS – April 22, 2019 – Northern Oil and Gas, Inc. (NYSE American: NOG) (“Northern”) today announced that it has entered into a definitive agreement to acquire the Williston Basin properties of VEN Bakken, LLC (“Seller”). Seller is a wholly-owned subsidiary of Flywheel Bakken, LLC (formerly Valorem Energy), a portfolio company of the Kayne Private Energy Income Funds. The assets to be acquired (the “Assets”) are expected to produce approximately 6,600 barrels of oil equivalent (“Boe”) per day (2-stream) during the second half of 2019 and consist of approximately 18,000 net acres containing 86.9 net producing wells, 2.7 net wells in process, and 47.5 net undrilled locations across the heart of the Williston Basin. The Assets are expected to generate approximately $44.9 million in cash flow from operations (unhedged) during the second half of 2019, with an estimated second half capital expenditure budget of $15.6 million.

Total consideration to be paid to Seller consists of $165 million in cash, a $130 million 6% three-year senior unsecured note due 2022 and approximately 5.6 million shares of Northern’s common stock. The cash and note portions of the consideration are subject to typical closing and post-closing adjustments. The transaction is expected to close and be effective on July 1, 2019.

MANAGEMENT COMMENT

“This transaction furthers our stated goals of allocating capital to generate free cash flow in low commodity prices, keep debt metrics low, and grow our debt adjusted cash flow per share,” commented Brandon Elliott, Chief Executive Officer of Northern. “Durable cash flows, core drilling inventory, hedges and low leverage should help to generate long term value for shareholders.”

“At an accretive acquisition price of less than 3.5x cash flow, this asset should see multi-year production growth while being self-funding and still generating excess free cash flow,” commented Nick O’Grady, Chief Financial Officer of Northern. “The additional size and scale provided from this acquisition serve to continue to grow our borrowing base and reduce our per unit G&A costs to industry leading levels.”

Northern does not anticipate accessing the public equity or debt markets for this transaction.

Northern will conduct a conference call on Tuesday, April 23, 2019, at 10 a.m. ET to discuss the transaction.

Those wishing to listen to the conference call may do so via the company’s website, www.northernoil.com, or by calling Toll-Free U.S. +1 866-373-3407 or International +1 412-902-1037 and providing the Conference ID 13690263. Additional financial and asset details can be found on Northern’s website at: www.northernoil.com.

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s financial position, business strategy, plans and objectives of management for future operations and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s properties and properties pending acquisition, Northern’s ability to acquire additional development opportunities, changes in Northern’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to consummate any pending acquisition transactions (including the transaction described herein), other risks and uncertainties related to the closing of pending acquisition transactions (including the transaction described herein), Northern’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products, services and prices.

Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Nicholas O’Grady

Chief Financial Officer

(952) 476-9800

ir@northernoil.com

Source: Northern Oil and Gas, Inc.